                                                                   EXHIBIT 11.01

                         TECHNOLOGY SOLUTIONS COMPANY

                               AND SUBSIDIARIES

                STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                   (In thousands, except earnings per share)

                                                       For the Year
                                                     Ended May 31,(A)
                                                  ----------------------

                                                1996          1995      1994
                                             -------       -------    ------
Net earnings per statements of income......  $ 4,574       $ 3,367    $   35

Earnings resulting from modified treasury
  stock method.............................      194           429       ---(B)
                                             -------       -------    ------

  Net earnings per modified treasury
  stock method.............................  $ 4,768       $ 3,796    $   35
                                             =======       =======    ======

Shares:

  Weighted average shares outstanding......   13,916        13,521    15,525
  Common stock equivalents.................    2,226         2,591       ---(B)
                                             -------       -------    ------
  Total....................................   16,142        16,112    15,525
                                             =======       =======    ======
Earnings per common share..................  $  0.30       $  0.24    $ 0.00
                                             =======       =======    ======

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(A) 1996-1994 share data and per share data have been restated to reflect the three-for-two stock split that was effected on July 30, 1996.
(B) In 1994, common stock equivalents were antidilutive. Therefore, common stock equivalents and earnings resulting from the modified treasury stock method are not applicable to the 1994 computation of per share earnings.